1 Dentsply Sirona Inc. Conflict Minerals Report For the Year Ended December 31, 2024 Company Overview This report has been prepared by the management of DENTSPLY SIRONA Inc. (herein referred to as the “Company”, “Dentsply Sirona”, “we”, “us”, or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. The Company is the world’s largest manufacturer of professional dental products and technologies, with a 138-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets comprehensive solutions offering including technologically-advanced dental equipment as well as dental and healthcare consumable products under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high- quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. The Company introduced the first dental electric drill over 130 years ago, the first dental X-ray unit approximately 100 years ago, the first dental computer-aided design/ computer-aided manufacturing (“CAD/CAM”) system over 30 years ago, and numerous other significant innovations including pioneering ultrasonic scaling to increase the speed, effectiveness and comfort of cleaning and revolutionizing both file and apex locater technology to make root canal procedures easier and safer. Dentsply Sirona continues to make significant investments in research and development (“R&D”), and its track record of innovative and profitable new products continues today. Dentsply Sirona’s worldwide headquarters is located in Charlotte, North Carolina and its shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Introduction This Conflict Minerals Report for the period from January 1, 2024 to December 31, 2024 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Rule”). The Rule was adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their respective products. If a registrant determines that any columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (the “Subject Minerals”), are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a Reasonable Country of Origin Inquiry (“RCOI”) regarding those Subject Minerals that is reasonably designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Country” or “Covered Countries”) or are from recycled or scrap sources.

2 If, following the completion of the RCOI, a registrant knows that any of the necessary Subject Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that any of its necessary Subject Minerals may have originated in the Covered Countries and has reason to believe that its necessary Subject Minerals did not come from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Subject Minerals that conforms to a nationally or internationally recognized due diligence framework and describe such due diligence in this separate Conflict Minerals Report. In accordance with the Organisation for Economic Co-operation and Development Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, the related supplements on tin, tungsten, tantalum and gold (the “Guidance”) and the Rule, this Conflict Minerals Report is available on the Company’s Investor Relations website at https://investor.dentsplysirona.com/financial-information/sec-filings Consistent with the provisions of the Rule, the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014; the SEC’s Order Issuing Stay, dated May 2, 2014; and the SEC’s Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, dated April 7, 2017, this Conflict Minerals Report has not been audited by a third party. Conflict Minerals Program & Policy The Company has actively engaged with its customers and suppliers for several years with respect to the use of conflict minerals. Dentsply Sirona adopted a conflict minerals policy articulating the conflict minerals supply chain due diligence process and the Company’s commitments to reporting obligations regarding conflict minerals. The policy is available online, and can be found here: https://www.dentsplysirona.com/content/dam/master/corporate/legal/CORP-Code-of-Ethics-and- Business-Conduct.pdf RCOI and Due Diligence Framework To determine whether necessary 3TGs in products originated in Covered Countries, the Company retained 3E, a third-party service provider, to assist in reviewing the supply chain and identifying risks. The Company provided a list composed of suppliers and parts associated with the in-scope products to 3E. To collect data on the materials’ sources of origin procured by the supply chain, The Company utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.31 or higher to conduct a survey of all in-scope suppliers. During the supplier survey, Dentsply Sirona and 3E contacted suppliers via 3E Insight, a software-as-a- service (“SaaS”) platform provided by 3E that enables users to complete and track supplier communications, and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The Insight portal also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based

3 on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed are managed through this platform. 3E monitored and tracked all communications in the 3E Insight portal for future reporting and transparency. Dentsply Sirona directly contacted suppliers that were unresponsive to 3E’s communications during the diligence process and requested these suppliers complete the CMRT and submit it to 3E. The Company’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement. All submitted forms are accepted and classified as valid or invalid so that data is retained. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through 3E’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Dentsply Sirona tracks program gaps to account for future improvement opportunities. As of May 29th, 2025, there were 290 suppliers in scope of the conflict minerals program and 187 provided a completed CMRT. The Company’s total response rate for this reporting year was 64.73%. Based on the findings through the RCOI process, the Company was able to determine the countries of origin for a large portion of the 3TGs in its products. As such, the Company continued to perform further due diligence on the source and chain of custody of the minerals in question. Design of Due Diligence Dentsply Sirona designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance and the related supplements. The program aligns with the five steps for due diligence that are described by the OECD Guidance and the Company continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities. Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third- party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be owned by the Company. However, through continued outreach and process validation, this aligns with industry standards and market expectations for downstream companies’ due diligence. Due Diligence Performed

4 1) Establish Strong Company Management Systems Conflict Minerals Policy Dentsply Sirona is committed to the responsible sourcing of conflict minerals and it supports the humanitarian goal of ending violent conflict in the Covered Countries and thus established a Conflict Minerals Policy Statement, which is incorporated in Dentsply Sirona’s Business Partner Code of Conduct Internal Management System Dentsply Sirona established a cross-functional Conflict Minerals Compliance Team led by the Program Manager of Procurement Sustainability. The Conflict Minerals Compliance Team is responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts. Dentsply Sirona also uses a third-party service provider, 3E, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company will undertake with suppliers in regards to conflict minerals. The Company leverages 3E’s Managed Services in order to work with dedicated program specialists who support Dentsply Sirona’s conflict minerals program. The Company communicates regularly with the 3E team in order to receive updates on program status. Members of 3E’s Customer Success team are trained in conflict minerals compliance and understands the intricacies of the CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act. System of Controls and Transparency Dentsply Sirona expects all suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to Dentsply Sirona are DRC conflict-free. This means that the products must not contain 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries. The Company relies on direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers. Dentsply Sirona’s Business Partner Code of Conduct applies to all direct suppliers and outlines certain expected behaviors and practices. This code of conduct is based on industry and internationally-accepted principles such as the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance. The Business Partner Code of Conduct is provided to all direct suppliers. If a supplier does not meet the Company’s requirements, the relationship with this supplier will be evaluated. The Business Partner Code of Conduct is reviewed annually to ensure it continues to align with industry best practices. Engagement with Suppliers Dentsply Sirona has a strong relationship with direct suppliers. As an extremely important part of the supply chain, Dentsply Sirona has leveraged processes and educational opportunities in order to ensure non-

5 English speaking suppliers have access to a free platform to upload their CMRTs, help desk support and other multilingual resources. Dentsply Sirona’s suppliers are able to leverage 3E’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly file a CMRT. Suppliers are provided guidance in their native language, if needed. The Company engages with suppliers directly to request a valid CMRT for the products that they supply to the Company. With respect to the OECD requirement to strengthen engagement with suppliers, Dentsply Sirona has developed an internal procedure that includes steps of supplier engagement escalation such as supplier meetings and corrective actions. Feedback from this engagement has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative. Dentsply Sirona believes that the combination of the Supplier Code of Conduct, Conflict Minerals Policy, and direct engagement with suppliers constitute a strong supplier engagement program. Grievance Mechanism Dentsply Sirona has a grievance mechanism whereby employees and suppliers can report concerns regarding the Company’s business conduct and other matters. Dentsply Sirona is also retaining conflict minerals documentation in accordance with its existing corporate retention policy and procedures. Maintain Records The Company has adopted a policy to retain relevant documentation for a period of at least five years. Through 3E, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. The Company stores all the information and findings from this process in a database that can be audited by internal or external parties. 2) Identify and Assess Risk in the Supply Chain Risks associated with supplier CMRT content are identified automatically by 3E’s software based on criteria established for supplier responses. These risks are addressed by 3E staff and members of the Company’s internal Conflict Minerals Team, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status. Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at the company level. In those cases where a company-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, Dentsply Sirona is unable to determine if all the specified smelters and refiners were used for 3TGs in the products supplied to the Company. As a result, Dentsply Sirona may receive company-level CMRTs from suppliers in our multi-tiered supply chain that include specified smelters and refiners that may be subject to governmental sanctions, but Dentsply Sirona is unable to determine if such smelters and refiners were used for 3TGs in the products supplied to the Company. Dentsply Sirona remains committed to compliance with applicable sanctions laws and regulations and to working with our suppliers to mitigate the possibility of sourcing products that use 3TGs from sanctioned smelters and refiners. Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

6 Risks were identified by assessing the due diligence practices and status of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Dentsply Sirona compared these facilities listed in the responses to the list of smelters and refiners consolidated by the Responsible Minerals Initiative (“RMI”) to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2024 calendar year. Dentsply Sirona determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). Dentsply Sirona does not have a direct relationship with smelters and refiners and does not perform direct audits of these entities within their pre-supply chain. Smelters that have completed an RMAP audit are considered to be DRC- conflict free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, follow-ups are made to suppliers reporting those facilities. Suppliers are encouraged to engage in their own independent risk mitigation actions, and our Tier 1 suppliers are monitored and addressed via our internal supplier risk policy. Additional escalation may have been necessary to address any continued sourcing from these smelters of concern. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain. Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies. 3) Design and Implement a Strategy to Respond to Identified Risks Together with 3E, Dentsply Sirona developed processes to assess and respond to the risks identified in the supply chain. Dentsply Sirona has a risk management plan, through which the conflict minerals program is implemented, managed and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and the Company’s expectations. Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. The Company engages suppliers believed to be supplying 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD Guidance. In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, the Company will assess if replacing that supplier is feasible. The results of the program and risk assessment are shared with the Conflict Minerals Team and senior management of Dentsply Sirona to ensure transparency within the Company. 4) Carry out independent third-party audit of supply chain due diligence Dentsply Sirona does not have a direct relationship with any 3TG smelters or refiners and does not perform or direct audits of these entities within the supply chain. Instead, the Company relies on third-party audits of smelters and refiners conducted as part of the RMAP. The RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

7 5) Report Annually on Supply Chain Due Diligence Dentsply Sirona has published the Form SD for the year ended December 31, 2024. This report is available on the Investor Relations section of the Company’s website at https://investor.dentsplysirona.com/financial-information/sec-filings. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein. Dentsply Sirona has also publicly filed a Form SD and this report with the U.S. Securities and Exchange Commission. This year the Company has also considered impacts from the European Union Conflict Minerals Rule when disclosing details with regards to due diligence efforts. The Company will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the form of public report. Results of Due Diligence Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten and gold. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by Dentsply Sirona for the 2024 reporting year. Supply Chain Outreach Metrics Year Number of In-Scope Suppliers Submission Rate Invalid Submission Rate 2024 290 64.73% 0 2023 285 70.53% 1.05% 2022 297 71% 4% 2021 290 70% 2% 2020 340 72% 2% Steps to be Taken to Mitigate Risk Dentsply Sirona has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in the Company’s products could benefit armed groups in the DRC or adjoining countries:

8  Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to: o Using a comprehensive smelter and refiner library with detailed status and notes for each listing. o Scanning for credible media on each smelter and refiner to flag risk issues. o Comparing the list of smelters and refiners against government watch and denied parties lists.  Engage with suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TGs.  Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.  Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.  Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis. Smelter & Refiner Risk Evaluation Understanding the risks associated with the smelters and refiners potentially providing material into Dentsply Sirona’s supply chain is an important part of the due diligence process. This information is used to:  Provide supplier feedback.  Determine the health of the Company’s overall program.  Conduct outreach to smelters, refiners and their respective associations.  Provide detailed analysis in this report. The following risk categories are used for smelter evaluation and risk determination:  Geo-Risk o Did the mineral originate from or has been transported through a conflict-affected area as defined by Section 1502 of the Dodd-Frank Act (the DRC and its nine adjoining countries; Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia)?  Audit Status o Has the refiner’s due diligence practices been audited against a standard in conformance with the OECD Guidance? o We rely on the RMI audit standard, including cross-recognition of the London Bullion Market Association (“LBMA”) Good Delivery Program and the Responsible Jewelry Council Chain of Custody Certification, which are developed according to global standards including the OECD Guidance.  Sourcing Risk o Has evidence of any other red flag that is supported by credible sources been identified?

9 APPENDIX A - Smelter and Refiner List Smelter ID Metal Smelter Name Smelter Country CID000004 Tungsten A.L.M.T. Corp. JAPAN CID000015 Gold Advanced Chemical Company UNITED STATES OF AMERICA CID000019 Gold Aida Chemical Industries Co., Ltd. JAPAN CID000028 Gold Aktyubinsk Copper Company TOO Kazakhstan CID000034 Gold Alldyne Powder Technologies Germany CID000035 Gold Agosi AG GERMANY CID000041 Gold Almalyk Mining and Metallurgical Complex (AMMC) UZBEKISTAN CID000045 Tungsten Alta Group Indonesia CID000049 Tin American Iron and Metal Canada CID000058 Gold AngloGold Ashanti Corrego do Sitio Mineracao BRAZIL CID000059 Tantalum Smelter not listed CHINA CID000077 Gold Argor-Heraeus S.A. SWITZERLAND CID000082 Gold ASAHI METALFINE, Inc. JAPAN CID000090 Gold Asaka Riken Co., Ltd. JAPAN CID000092 Tantalum Asaka Riken Co., Ltd. JAPAN CID000103 Gold Atasay Kuyumculuk Sanayi Ve Ticaret A.S. TURKEY CID000105 Tungsten Kennametal Huntsville UNITED STATES OF AMERICA CID000109 Tungsten Atlantic Metals Indonesia CID000113 Gold Aurubis AG GERMANY CID000128 Gold Bangko Sentral ng Pilipinas (Central Bank of the Philippines) PHILIPPINES CID000141 Gold Bauer Walser AG GERMANY CID0001460 Tin PT Refined Bangka Tin Indonesia CID000149 Tungsten Beijing Zenith Materials Indonesia CID000157 Gold Boliden Ronnskar SWEDEN CID000176 Gold C. Hafner GmbH + Co. KG GERMANY CID000180 Gold Caridad MEXICO CID000185 Gold CCR Refinery - Glencore Canada Corporation CANADA CID000189 Gold Cendres + Metaux S.A. SWITZERLAND CID000197 Gold Yunnan Copper Industry Co., Ltd. CHINA CID000211 Tantalum Changsha South Tantalum Niobium Co., Ltd. CHINA CID000218 Tungsten Guangdong Xianglu Tungsten Co., Ltd. CHINA CID000227 Gold Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. China

10 CID000228 Tin Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. CHINA CID000233 Gold Chimet S.p.A. ITALY CID000236 Gold China Gold Deal Investment Co., Ltd. China CID000239 Tungsten China Minmetals Non-ferrous Metals Holding Co., Ltd. China CID000242 Gold China National Gold Group Corporation China CID000244 Tin Jiangxi Ketai Advanced Material Co., Ltd. China CID000258 Tungsten Chongyi Zhangyuan Tungsten Co., Ltd. CHINA CID000261 Tantalum Chongyi Zhangyuan Tungsten Co., Ltd. CHINA CID000264 Gold Chugai Mining JAPAN CID000278 Tin Guangxi Hua Shu Dan CO., LTD. China CID000281 Tungsten CNMC (Guangxi) PGMA Co., Ltd. CHINA CID000288 Gold Colt Refining UNITED STATES OF AMERICA CID000291 Tantalum Guangdong Rising Rare Metals-EO Materials Ltd. CHINA CID000292 Tin Alpha Assembly Solutions Inc UNITED STATES OF AMERICA CID000295 Tin Cooperativa Metalurgica de Rondonia Ltda. Brazil CID000296 Gold Cooperativa Metalurgica de Rondonia Ltda. Brazil CID000306 Tin CV Gita Pesona Indonesia CID000307 Tin PT Justindo Indonesia CID000308 Tin CV Makmur Jaya Indonesia CID000309 Tin PT Aries Kencana Sejahtera INDONESIA CID000313 Tin PT Premium Tin Indonesia INDONESIA CID000315 Tin CV United Smelting INDONESIA CID000320 Tungsten CWB Materials Indonesia CID000328 Gold Daejin Indus Co., Ltd. KOREA, REPUBLIC OF CID000339 Gold Dai-ichi Seiko Japan CID000340 Tin Dai-ichi Seiko Japan CID000343 Gold Daye Non-Ferrous Metals Mining Ltd. CHINA CID000345 Tungsten Dayu Weiliang Tungsten Co., Ltd. China CID000359 Gold DSC (Do Sung Corporation) KOREA, REPUBLIC OF CID000362 Gold DODUCO Contacts and Refining GmbH GERMANY CID000376 Tin Dongguan City Xida Soldering Tin Products Co. CHINA CID000401 Gold Dowa JAPAN CID000402 Tin Dowa JAPAN CID000410 Tantalum Duoluoshan China CID000413 Tungsten Duoluoshan China

11 CID000425 Gold Eco-System Recycling Co., Ltd. East Plant JAPAN CID000434 Tungsten Electroloy Metal Pte Indonesia CID000438 Tin EM Vinto BOLIVIA (PLURINATIONAL STATE OF) CID000448 Tin Estanho de Rondonia S.A. BRAZIL CID000456 Tantalum Exotech Inc. UNITED STATES OF AMERICA CID000460 Tantalum F&X Electro-Materials Ltd. CHINA CID000466 Tin Feinhutte Halsbrucke GmbH GERMANY CID000468 Tin Fenix Metals POLAND CID000480 Tungsten Fort Wayne Wire Die, Inc. Indonesia CID000484 Tin Yan Nan Xi Ye Electrical Limited China CID000493 Gold OJSC Novosibirsk Refinery RUSSIAN FEDERATION CID000498 Tin Fuji Metal Mining Corp. Japan CID000499 Tungsten Fujian Jinxin Tungsten Co., Ltd. CHINA CID000520 Tantalum Gannon & Scott UNITED STATES OF AMERICA CID000522 Gold Refinery of Seemine Gold Co., Ltd. CHINA CID000523 Gold Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)/Baiyin Nonferrous Metals Corporation China CID000524 Tungsten Ganzhou Grand Sea W & Mo Group Co Ltd CHINA CID000530 Tungsten Ganzhou Hongfei Materials Co. Indonesia CID000538 Tin Gejiu Non-Ferrous Metal Processing Co., Ltd. CHINA CID000551 Tin GEJIU YE LIAN CHANG China CID000553 Tin Gejiu Yunxi Group Corp. CHINA CID000555 Tin Gejiu Zili Mining And Metallurgy Co., Ltd. CHINA CID000564 Tantalum Global Advanced Metals United States of America CID000568 Tungsten Global Tungsten & Powders LLC UNITED STATES OF AMERICA CID000572 Tin Gold Bell Group China CID000605 Gold Smelter not listed CHINA CID000611 Gold GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI CHINA CID000616 Tantalum XIMEI RESOURCES (GUANGDONG) LIMITED CHINA CID000617 Tin DONG GUAN SHI XI DA HAN XI PRODUCT CO., LTD China CID000626 Tin Guangxi Nonferrous Metals Group CHINA CID000628 Tin Guangxi Zhongshan Jin Yi Smelting Co., Ltd. CHINA

12 CID000651 Gold Guoda Safina High-Tech Environmental Refinery Co., Ltd. CHINA CID000654 Tantalum H.C. Starck Group Germany CID000670 Gold Smelter not listed CHINA CID000671 Gold Hangzhou Fuchunjiang Smelting Co., Ltd. CHINA CID000683 Tungsten HC Starck GmbH GERMANY CID000689 Gold LT Metal Ltd. KOREA, REPUBLIC OF CID000694 Gold Heimerle + Meule GmbH GERMANY CID000707 Gold Heraeus Metals Hong Kong Ltd. CHINA CID000711 Gold Heraeus Germany GmbH Co. KG GERMANY CID000712 Tungsten Heraeus Precious Metals GmbH & Co. KG Indonesia CID000718 Gold Hetai Gold Mineral Guangdong Co., Ltd. CHINA CID000720 Tin Hezhou Jinwei Tin Co., Ltd. CHINA CID000730 Tungsten Hitachi China CID000731 Tantalum Hi-Temp Specialty Metals, Inc. United States of America CID000760 Tin Huichang Jinshunda Tin Co., Ltd. CHINA CID000766 Tungsten Hunan Chenzhou Mining Co., Ltd. CHINA CID000767 Gold Hunan Chenzhou Mining Co., Ltd. CHINA CID000769 Tungsten Hunan Jintai New Material Co., Ltd. CHINA CID000773 Gold Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd. CHINA CID000778 Gold HwaSeong CJ CO., LTD. KOREA, REPUBLIC OF CID000801 Gold Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. CHINA CID000807 Gold Ishifuku Metal Industry Co., Ltd. JAPAN CID000814 Gold Istanbul Gold Refinery TURKEY CID000823 Gold Japan Mint JAPAN CID000825 Tungsten Japan New Metals Co., Ltd. JAPAN CID000835 Tin Jean Goldschmidt International (JGI Hydrometal) BELGIUM CID000840 Tin Smelter not listed UNKNOWN CID000841 Tin Jiang Jia Wang Technology Co. CHINA CID000855 Gold Jiangxi Copper Co., Ltd. CHINA CID000868 Tungsten Ganzhou Non-ferrous Metals Smelting Co., Ltd. CHINA CID000875 Tungsten Ganzhou Huaxing Tungsten Products Co., Ltd. CHINA CID000884 Gold Jin Jinyin Refining Co., Ltd. CHINA CID000909 Gold Smelter not listed CHINA CID000914 Tantalum JiuJiang JinXin Nonferrous Metals Co., Ltd. CHINA

13 CID000917 Tantalum Jiujiang Tanbre Co., Ltd. CHINA CID000920 Gold Asahi Refining USA Inc. UNITED STATES OF AMERICA CID000924 Gold Asahi Refining Canada Ltd. CANADA CID000927 Gold JSC Ekaterinburg Non-Ferrous Metal Processing Plant RUSSIAN FEDERATION CID000934 Tin Ju Tai Industrial Co., Ltd. China CID000937 Gold JX Nippon Mining & Metals Co., Ltd. JAPAN CID000940 Tungsten JX Nippon Mining & Metals Co., Ltd. United States of America CID000942 Tin Gejiu Kai Meng Industry and Trade LLC CHINA CID000948 Gold Yantai Zhaojin Lifu Precious Metals Co., Ltd. China CID000953 Tungsten Kanto Denka Kogyo Co., Ltd. Thailand CID000956 Gold Kazakhmys Smelting LLC KAZAKHSTAN CID000957 Gold Kazzinc KAZAKHSTAN CID000963 Tantalum KEMET Corp. United States of America CID000966 Tungsten Kennametal Fallon UNITED STATES OF AMERICA CID000969 Gold Kennecott Utah Copper LLC UNITED STATES OF AMERICA CID000971 Tungsten KIHONG T & G Brazil CID000973 Tantalum King-Tan Tantalum Industry Ltd. China CID000981 Gold Kojima Chemicals Co., Ltd. JAPAN CID000988 Gold Korea Metal Co., Ltd. KOREA, REPUBLIC OF CID000991 Gold Kosak Seiren Japan CID000992 Tin Kovohute Pribram nastupnicka, a. s. Czech Republic CID001005 Tin Malaysia Smelting Corporation (MSC) China CID001029 Gold Kyrgyzaltyn JSC KYRGYZSTAN CID001032 Gold L'azurde Company For Jewelry SAUDI ARABIA CID001056 Gold Lingbao Gold Co., Ltd. CHINA CID001058 Gold Lingbao Jinyuan Tonghui Refinery Co., Ltd. CHINA CID001063 Tin Linwu Xianggui Ore Smelting Co., Ltd. CHINA CID001070 Tin China Tin Group Co., Ltd. CHINA CID001076 Tantalum AMG Brasil BRAZIL CID001078 Gold LS MnM Inc. KOREA, REPUBLIC OF CID001093 Gold Luoyang Zijin Yinhui Gold Refinery Co., Ltd. CHINA CID001098 Tin Ma An Shan Shu Guang Smelter Corp. CHINA CID001105 Tin Malaysia Smelting Corporation (MSC) MALAYSIA CID001108 Tantalum Malaysia Smelting Corporation (MSC) MALAYSIA CID001112 Tin Materials Eco-Refining Co., Ltd. JAPAN

14 CID001113 Gold Materion UNITED STATES OF AMERICA CID001115 Tantalum Materion UNITED STATES OF AMERICA CID001116 Tungsten Materion UNITED STATES OF AMERICA CID001119 Gold Matsuda Sangyo Co., Ltd. JAPAN CID001136 Tin Metahub Industries Sdn. Bhd. MALAYSIA CID001142 Tin Metallic Resources, Inc. UNITED STATES OF AMERICA CID001143 Tin Metallo Belgium N.V. Belgium CID001147 Gold Metalor Technologies (Suzhou) Ltd. CHINA CID001149 Gold Metalor Technologies (Hong Kong) Ltd. CHINA CID001152 Gold Metalor Technologies (Singapore) Pte., Ltd. SINGAPORE CID001153 Gold Metalor Technologies S.A. SWITZERLAND CID001157 Gold Metalor USA Refining Corporation UNITED STATES OF AMERICA CID001161 Gold Metalurgica Met-Mex Penoles S.A. De C.V. MEXICO CID001163 Tantalum Metallurgical Products India Pvt., Ltd. INDIA CID001167 Tungsten Midwest Tungsten Wire Co. Indonesia CID001172 Tin Minchali Metal Industry Co., Ltd. TAIWAN, PROVINCE OF CHINA CID001173 Tin Mineracao Taboca S.A. BRAZIL CID001175 Tantalum Mineracao Taboca S.A. BRAZIL CID001177 Tin Ming Li Jia smelt Metal Factory CHINA CID001179 Tin Minmetals Ganzhou Tin Co. Ltd. China CID001181 Tungsten Minmetals Ganzhou Tin Co. Ltd. CHINA CID001182 Tin Minsur PERU CID001188 Gold Mitsubishi Materials Corporation JAPAN CID001190 Tungsten Mitsubishi Materials Corporation Indonesia CID001191 Tin Mitsubishi Materials Corporation JAPAN CID001192 Tantalum Mitsui Mining and Smelting Co., Ltd. JAPAN CID001193 Gold Mitsui Mining and Smelting Co., Ltd. JAPAN CID001195 Tungsten Mitsui Mining and Smelting Co., Ltd. JAPAN CID001200 Tantalum NPM Silmet AS ESTONIA CID001204 Gold Moscow Special Alloys Processing Plant RUSSIAN FEDERATION CID001220 Gold Nadir Metal Rafineri San. Ve Tic. A.S. TURKEY CID001228 Tungsten Nanchang Cemented Carbide Limited Liability Company Indonesia CID001231 Tin Jiangxi New Nanshan Technology Ltd. CHINA CID001236 Gold Navoi Mining and Metallurgical Combinat UZBEKISTAN

15 CID001246 Tin Ney Metals and Alloys UNITED STATES OF AMERICA CID001252 Gold Nihon Superior Co., Ltd. Japan CID001259 Gold Nihon Material Co., Ltd. JAPAN CID001277 Tantalum Ningxia Orient Tantalum Industry Co., Ltd. CHINA CID001280 Tungsten Ningxia Orient Tantalum Industry Co., Ltd. CHINA CID001305 Tin Novosibirsk Processing Plant Ltd. RUSSIAN FEDERATION CID001313 Gold Smelter not listed UNITED STATES OF AMERICA CID001314 Tin O.M. Manufacturing (Thailand) Co., Ltd. THAILAND CID001322 Gold Ohio Precious Metals, LLC United States of America CID001323 Tin Elemetal Refining, LLC United States Of America CID001325 Gold Ohura Precious Metal Industry Co., Ltd. JAPAN CID001328 Gold OJSC Kolyma Refinery Russian Federation CID001332 Tin Old City Metals Processing Co., Ltd. China CID001337 Tin Operaciones Metalurgicas S.A. BOLIVIA (PLURINATIONAL STATE OF) CID001352 Gold MKS PAMP SA SWITZERLAND CID001356 Tin Pan Light Corporation TAIWAN, PROVINCE OF CHINA CID001362 Gold Penglai Penggang Gold Industry Co., Ltd. CHINA CID001368 Tantalum Plansee SE Austria CID001371 Tungsten Plansee SE Liezen AUSTRIA CID001386 Gold Prioksky Plant of Non-Ferrous Metals RUSSIAN FEDERATION CID001393 Tin PT Alam Lestari Kencana INDONESIA CID001397 Gold PT Aneka Tambang (Persero) Tbk INDONESIA CID001399 Tin PT Artha Cipta Langgeng INDONESIA CID001402 Tin PT Babel Inti Perkasa INDONESIA CID001404 Tantalum PT Babel Inti Perkasa Indonesia CID001406 Tin PT Babel Surya Alam Lestari INDONESIA CID001409 Tin PT Bangka Kudai Tin Indonesia CID001412 Tin PT Bangka Putra Karya Indonesia CID001416 Tin PT Bangka Timah Utama Sejahtera INDONESIA CID001419 Tin PT Bangka Tin Industry INDONESIA CID001421 Tin PT Belitung Industri Sejahtera INDONESIA CID001424 Tin PT BilliTin Makmur Lestari Indonesia CID001428 Tin PT Bukit Timah INDONESIA CID001434 Tin PT DS Jaya Abadi Indonesia

16 CID001438 Tin PT Eunindo Usaha Mandiri Indonesia CID001442 Tin PT Fang Di MulTindo INDONESIA CID001445 Tin PT HP Metals Indonesia Indonesia CID001448 Tin PT Karimun Mining Indonesia CID001449 Tin PT Koba Tin INDONESIA CID001453 Tin PT Mitra Stania Prima INDONESIA CID001456 Tin PT NATARI Indonesia CID001457 Tin PT Panca Mega Persada INDONESIA CID001458 Tin PT Prima Timah Utama INDONESIA CID001460 Tin PT Refined Bangka Tin INDONESIA CID001463 Tin PT Sariwiguna Binasentosa INDONESIA CID001466 Tin PT Seirama Tin investment Indonesia CID001468 Tin PT Stanindo Inti Perkasa INDONESIA CID001470 Tungsten PT Stanindo Inti Perkasa INDONESIA CID001471 Tin PT Sumber Jaya Indah Indonesia CID001476 Tin PT Supra Sukses Trinusa Indonesia CID001477 Tin PT Timah Tbk Kundur INDONESIA CID001482 Tin PT Timah Tbk Mentok INDONESIA CID001485 Tungsten PT Timah (Persero), Tbk INDONESIA CID001486 Tin PT Timah Nusantara INDONESIA CID001490 Tin PT Tinindo Inter Nusa INDONESIA CID001493 Tin PT Tommy Utama INDONESIA CID001494 Tin PT Yinchendo Mining Industry Indonesia CID001498 Gold PX Precinox S.A. SWITZERLAND CID001508 Tantalum QuantumClean UNITED STATES OF AMERICA CID001512 Gold Rand Refinery (Pty) Ltd. SOUTH AFRICA CID001515 Gold Realized the Enterprise Co., Ltd. CID001522 Tantalum Yanling Jincheng Tantalum & Niobium Co., Ltd. CHINA CID001534 Gold Royal Canadian Mint CANADA CID001539 Tin Rui Da Hung TAIWAN, PROVINCE OF CHINA CID001541 Tin Rui Da Hung TAIWAN, PROVINCE OF CHINA CID001546 Gold Sabin Metal Corp. UNITED STATES OF AMERICA CID001555 Gold Samduck Precious Metals KOREA, REPUBLIC OF CID001562 Gold Samwon Metals Corp. KOREA, REPUBLIC OF CID001565 Tin Sandvik Material Technology Malaysia

17 CID001567 Gold Sanmenxia Hengsheng science and technology, research and development Co., LTD China CID001573 Gold Schone Edelmetaal Netherlands CID001585 Gold SEMPSA Joyeria Plateria S.A. SPAIN CID001604 Gold Shan Dong Huangjin CHINA CID001605 Gold Smelter not listed CHINA CID001606 Tin Smelter not listed CHINA CID001607 Gold Shandon Jin Jinyin Refining Limited CHINA CID001612 Gold Smelter not listed CHINA CID001616 Gold Shandong penglai gold smelter CHINA CID001619 Gold Shandong Tiancheng Biological Gold Industrial Co., Ltd. CHINA CID001622 Gold Shandong Zhaojin Gold & Silver Refinery Co., Ltd. CHINA CID001631 Tin Shanghai Gold Exchange Brazil CID001634 Tantalum Shanghai Jiangxi Metals Co., Ltd. CHINA CID001642 Tin ShangHai YueQiang Metal Products Co., LTD China CID001648 Tin Shangrao Xuri Smelting Factory CHINA CID001661 Tin Shen Mao Solder (M) Sdn. Bhd China CID001692 Gold Smelter not listed CHINA CID001694 Tin Shenzhen Hong Chang Metal Manufacturing Factory CHINA CID001711 Tin Shenzhen Yi Cheng Industrial China CID001731 Tin Sichuan Guanghan Jiangnan casting smelters CHINA CID001736 Gold Sichuan Tianze Precious Metals Co., Ltd. CHINA CID001742 Tin Sincemat Co, Ltd. China CID001745 Gold Smelter not listed CHINA CID001748 Tin Sizer Metals PTE Ltd Singapore CID001754 Gold So Accurate Group, Inc. United States of America CID001756 Gold SOE Shyolkovsky Factory of Secondary Precious Metals RUSSIAN FEDERATION CID001758 Tin Soft Metais Ltda. BRAZIL CID001761 Gold Solar Applied Materials Technology Corp. TAIWAN, PROVINCE OF CHINA CID001764 Tungsten Solar Applied Materials Technology Corp. TAIWAN, PROVINCE OF CHINA CID001769 Tantalum Solikamsk Magnesium Works OAO RUSSIAN FEDERATION CID001776 Tantalum AMG Brasil Brazil CID001783 Gold Standard Bank Hong Kong

18 CID001798 Gold Sumitomo Metal Mining Co., Ltd. JAPAN CID001801 Tungsten Sumitomo Metal Mining Co., Ltd. JAPAN CID001808 Gold Suntain Co., Ltd. TAIWAN, PROVINCE OF CHINA CID001810 Gold Super Dragon Technology Co., Ltd. TAIWAN, PROVINCE OF CHINA CID001822 Tin Smelter not listed CHINA CID001839 Tungsten TaeguTec Ltd. Korea, Republic Of CID001840 Gold Tai Perng TAIWAN, PROVINCE OF CHINA CID001841 Tin Tai Perng MALAYSIA CID001845 Tin Smelter not listed CHINA CID001851 Tin Taiwan high-tech Co., Ltd. Taiwan, Province Of China CID001852 Tin Smelter not listed TAIWAN, PROVINCE OF CHINA CID001857 Gold TAIWAN TOTAI CO., LTD. TAIWAN, PROVINCE OF CHINA CID001859 Tin Taiwan's lofty Enterprises Ltd. Taiwan, Province Of China CID001869 Tantalum Taki Chemical Co., Ltd. JAPAN CID001875 Gold Tanaka Kikinzoku Kogyo K.K. JAPAN CID001882 Tin Tennessee Aluminum Processors UNITED STATES OF AMERICA CID001885 Tin TCC steel China CID001889 Tungsten Tejing (Vietnam) Tungsten Co., Ltd. VIET NAM CID001891 Tantalum Telex Metals UNITED STATES OF AMERICA CID001893 Tin TENNANT METAL PTY LTD. China CID001897 Tin Smelter not listed THAILAND CID001898 Tin Thaisarco THAILAND CID001901 Tungsten Thaisarco THAILAND CID001908 Tin Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. CHINA CID001909 Gold Great Wall Precious Metals Co., Ltd. of CBPM CHINA CID001916 Gold The Refinery of Shandong Gold Mining Co., Ltd. CHINA CID001920 Tin Smelter not listed CHINA CID001929 Tin Tianshui Ling Bo Technology Co., Ltd. China CID001932 Tin TIN PLATING GEJIU CHINA CID001938 Gold Tokuriki Honten Co., Ltd. JAPAN CID001943 Tin Smelter not listed CHINA

19 CID001946 Tin Tongding Group Bolivia CID001947 Gold Tongling Nonferrous Metals Group Co., Ltd. CHINA CID001954 Tin Top-Team Technology (Shenzhen) Ltd. CHINA CID001955 Gold Torecom KOREA, REPUBLIC OF CID001958 Tin Tosoh Japan CID001962 Tin Triumph Northwest China CID001969 Tantalum Ulba Metallurgical Plant JSC KAZAKHSTAN CID001977 Gold Smelter not listed BRAZIL CID001980 Gold Umicore S.A. Business Unit Precious Metals Refining BELGIUM CID001981 Tin Umicore SA Business Unit Precious Metals Refining China CID001984 Tin UNI BROS METAL PTE LTD China CID001986 Tin UNIFORCE METAL INDUSTRIAL CORP. United States of America CID001993 Gold United Precious Metal Refining, Inc. UNITED STATES OF AMERICA CID001997 Tin Univertical International (Suzhou) Co., Ltd United States of America CID001998 Tin Ultracore Co., Ltd. Thailand CID002003 Gold Valcambi S.A. SWITZERLAND CID002009 Gold Smelter not listed CHINA CID002011 Tungsten Vietnam Youngsun Tungsten Industry Co., Ltd. Viet Nam CID002015 Tin VQB Mineral and Trading Group JSC VIET NAM CID002023 Tin WANG TING CHINA CID002027 Tin WELLEY TAIWAN, PROVINCE OF CHINA CID002030 Gold Western Australian Mint (T/a The Perth Mint) AUSTRALIA CID002036 Tin White Solder Metalurgia e Mineracao Ltda. BRAZIL CID002042 Tin Westmetall GmbH & Co.KG Germany CID002044 Tungsten Wolfram Bergbau und Hutten AG AUSTRIA CID002047 Tungsten WOLFRAM Company CJSC Russian Federation CID002057 Tin WUJIANG CITY LUXE TIN FACTORY CHINA CID002062 Tin WUXI YUNXI SANYE SOLDER FACTORY China CID002063 Gold Smelter not listed CHINA CID002070 Tin Xiamen Golden Egret Special Alloy Co. Ltd. United States of America CID002074 Tin Xiamen Honglu Tungsten Molybdenum Co., Ltd. China CID002076 Gold Xiamen JInbo Metal Co., Ltd. CHINA CID002082 Tungsten Xiamen Tungsten Co., Ltd. CHINA

20 CID002090 Tin Xin Furukawa Metal ( Wuxi ) Co., Ltd. CHINA CID002095 Tungsten Xinhai Rendan Shaoguan Tungsten Co., Ltd. China CID002099 Tin XURI CHINA CID002100 Gold Yamakin Co., Ltd. JAPAN CID002102 Gold Yamato Denki Ind. Co., Ltd. JAPAN CID002108 Tin China Yunnan Tin Co Ltd. China CID002121 Tin Yifeng Tin CHINA CID002123 Tin Smelter not listed CHINA CID002129 Gold Yokohama Metal Co., Ltd. JAPAN CID002147 Tin Yuecheng Tin Co., Ltd. CHINA CID002158 Tin Yunnan Chengfeng Non-ferrous Metals Co., Ltd. CHINA CID002162 Tin Yunnan Chengo Electric Smelting Plant CHINA CID002164 Tin Yunnan Copper Zinc Industry Co., Ltd. CHINA CID002165 Tin Yunnan Dian'xi Tin Mine United States of America CID002166 Tin Yunnan Geiju Smelting Corp. CHINA CID002173 Tin Yunnan Industrial Co., Ltd. CHINA CID002180 Tin Tin Smelting Branch of Yunnan Tin Co., Ltd. CHINA CID002195 Tungsten Zhangzhou Chuen Bao Apt Smeltery Co., Ltd. CHINA CID002196 Tin Zhangzhou Hiromi Non-ferrous Metals Co., Ltd. China CID002197 Tin Zhangzhou Xiangcheng Hongyu Building United States of America CID002201 Gold Zhaojun Maifu CHINA CID002205 Gold Smelter not listed CHINA CID002214 Gold Smelter not listed CHINA CID002219 Gold Smelter not listed CHINA CID002220 Tin Zhongshan Jinye Smelting Co.,Ltd CHINA CID002221 Gold Smelter not listed CHINA CID002223 Tin ZhongShi United States of America CID002224 Gold Zhongyuan Gold Smelter of Zhongjin Gold Corporation CHINA CID002229 Tin Zhuhai Horyison Solder Co., Ltd. China CID002231 Gold Smelter not listed CHINA CID002232 Tantalum Zhuzhou Cemented Carbide Group Co., Ltd. CHINA CID002235 Tungsten Zhuzhou Cement Carbide CHINA CID002236 Tungsten Zhuzhou Cemented Carbide Group Co., Ltd. China CID002243 Gold Gold Refinery of Zijin Mining Group Co., Ltd. CHINA CID002274 Tin GUANGXI HUA TIN GOLD MINUTE FEE, LTD. CHINA CID002281 Tin LIAN JING CHINA

21 CID002282 Gold Morris and Watson NEW ZEALAND CID002285 Gold Nohon Material Corporation Japan CID002290 Gold SAFINA A.S. CZECHIA CID002307 Tantalum Yichun Jin Yang Rare Metal Co., Ltd. China CID002309 Tin Yunnan Malipo Baiyi Kuangye Co. CHINA CID002312 Gold Guangdong Jinding Gold Limited CHINA CID002313 Tungsten Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd. CHINA CID002314 Gold Umicore Precious Metals Thailand THAILAND CID002315 Tungsten Ganzhou Jiangwu Ferrotungsten Co., Ltd. CHINA CID002316 Tungsten Jiangxi Yaosheng Tungsten Co., Ltd. CHINA CID002317 Tungsten Jiangxi Xinsheng Tungsten Industry Co., Ltd. CHINA CID002318 Tungsten Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. CHINA CID002319 Tungsten Malipo Haiyu Tungsten Co., Ltd. CHINA CID002320 Tungsten Xiamen Tungsten (H.C.) Co., Ltd. CHINA CID002321 Tungsten Jiangxi Gan Bei Tungsten Co., Ltd. CHINA CID002349 Tungsten DAIDO STEEL Japan CID002355 Gold Faggi Enrico S.p.A. ITALY CID002365 Tin Hulterworth Smelter China CID002382 Tin M/s ECO Tropical Resources Singapore CID002386 Tantalum Nantong Tongjie Electrical Co., Ltd. China CID002408 Tin Sigma Tin Alloy Co., Ltd. CHINA CID002411 Tin Spectro Alloys Corp. United States of America CID002423 Tungsten Toshiba Material Co., Ltd. Japan CID002428 Tin Xiamen Honglu Tungsten Molybdenum Co., Ltd. CHINA CID002436 Tin Smelter not listed CHINA CID002441 Tin Nihon Superior Co., Ltd. JAPAN CID002455 Tin CV Venus Inti Perkasa INDONESIA CID002459 Gold Geib Refining Corporation UNITED STATES OF AMERICA CID002468 Tin Magnu's Minerais Metais e Ligas Ltda. BRAZIL CID002476 Tin PT Singkep Times Utama Indonesia CID002478 Tin PT Tirus Putra Mandiri INDONESIA CID002479 Tin PT Wahana Perkit Jaya Indonesia CID002491 Gold Smelter not listed CHINA CID002492 Tantalum Hengyang King Xing Lifeng New Materials Co., Ltd. CHINA CID002493 Tungsten Jiangxi Richsea New Materials Co., Ltd. China CID002494 Tungsten Ganzhou Seadragon W & Mo Co., Ltd. CHINA

22 CID002500 Tin Melt Metais e Ligas S.A. BRAZIL CID002501 Tantalum Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch China CID002502 Tungsten Asia Tungsten Products Vietnam Ltd. VIET NAM CID002503 Tin PT ATD Makmur Mandiri Jaya INDONESIA CID002504 Tantalum D Block Metals, LLC UNITED STATES OF AMERICA CID002505 Tantalum FIR Metals & Resource Ltd. CHINA CID002506 Tantalum Jiujiang Zhongao Tantalum & Niobium Co., Ltd. CHINA CID002507 Tin Phoenix Metal Ltd. RWANDA CID002508 Tantalum XinXing HaoRong Electronic Material Co., Ltd. CHINA CID002509 Gold MMTC-PAMP India Pvt., Ltd. INDIA CID002510 Gold Republic Metals Corporation United States of America CID002511 Gold KGHM Polska Miedz Spolka Akcyjna POLAND CID002512 Tantalum Jiangxi Dinghai Tantalum & Niobium Co., Ltd. CHINA CID002513 Tungsten Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch CHINA CID002515 Gold Fidelity Printers and Refiners Ltd. ZIMBABWE CID002516 Gold Singway Technology Co., Ltd. TAIWAN, PROVINCE OF CHINA CID002517 Tin O.M. Manufacturing Philippines, Inc. PHILIPPINES CID002518 Tungsten Dayu Jincheng Tungsten Industry Co., Ltd. China CID002519 Gold Smelter not listed CHINA CID002525 Gold Shandong Humon Smelting Co., Ltd. CHINA CID002527 Gold Shenzhen Zhonghenglong Real Industry Co., Ltd. CHINA CID002529 Gold Smelter not listed CHINA CID002530 Tin PT Inti Stania Prima INDONESIA CID002531 Tungsten Ganxian Shirui New Material Co., Ltd. China CID002532 Tungsten Pobedit, JSC Russian Federation CID002535 Tungsten Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. China CID002536 Tungsten Ganzhou Yatai Tungsten Co., Ltd. China CID002538 Tungsten Sanher Tungsten Vietnam Co., Ltd. VIET NAM CID002539 Tantalum KEMET de Mexico MEXICO CID002540 Tantalum Plansee SE Liezen Austria CID002541 Tungsten H.C. Starck Tungsten GmbH GERMANY CID002542 Tungsten TANIOBIS Smelting GmbH & Co. KG GERMANY CID002543 Tungsten Masan High-Tech Materials VIET NAM

23 CID002544 Tantalum H.C. Starck Co., Ltd. THAILAND CID002545 Tantalum H.C. Starck Tantalum and Niobium GmbH GERMANY CID002546 Tantalum H.C. Starck GmbH Laufenburg GERMANY CID002547 Tantalum H.C. Starck Hermsdorf GmbH GERMANY CID002548 Tantalum H.C. Starck Inc. UNITED STATES OF AMERICA CID002549 Tantalum H.C. Starck Ltd. JAPAN CID002550 Tantalum H.C. Starck Smelting GmbH & Co. KG GERMANY CID002551 Tungsten Jiangwu H.C. Starck Tungsten Products Co., Ltd. CHINA CID002556 Tantalum Plansee SE Reutte AUSTRIA CID002557 Tantalum Global Advanced Metals Boyertown UNITED STATES OF AMERICA CID002558 Tantalum Global Advanced Metals Aizu JAPAN CID002560 Gold Al Etihad Gold Refinery DMCC UNITED ARAB EMIRATES CID002561 Gold Emirates Gold DMCC UNITED ARAB EMIRATES CID002562 Gold International Precious Metal Refiners UNITED ARAB EMIRATES CID002563 Gold Kaloti Precious Metals UNITED ARAB EMIRATES CID002566 Tantalum Taike Technology (Suzhou) Co.,Ltd. CHINA CID002567 Gold Sudan Gold Refinery SUDAN CID002568 Tantalum Smelter not listed UNITED STATES OF AMERICA CID002570 Tin CV Ayi Jaya INDONESIA CID002571 Tantalum Tranzact, Inc. United States of America CID002572 Tin Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company VIET NAM CID002573 Tin Nghe Tinh Non-Ferrous Metals Joint Stock Company VIET NAM CID002574 Tin Tuyen Quang Non-Ferrous Metals Joint Stock Company VIET NAM CID002576 Tantalum Furuuchi Chemical Corporation JAPAN CID002578 Tungsten Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin China CID002579 Tungsten Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji CHINA CID002580 Gold T.C.A S.p.A ITALY CID002581 Gold Precious Metals Sales Corp. United States Of America CID002582 Gold REMONDIS PMR B.V. NETHERLANDS

24 CID002584 Gold Fujairah Gold FZC UNITED ARAB EMIRATES CID002587 Gold Industrial Refining Company BELGIUM CID002588 Gold Shirpur Gold Refinery Ltd. INDIA CID002589 Tungsten Niagara Refining LLC UNITED STATES OF AMERICA CID002590 Tantalum E.S.R. Electronics UNITED STATES OF AMERICA CID002592 Tin CV Dua Sekawan Indonesia CID002593 Tin PT Rajehan Ariq INDONESIA CID002596 Gold Smelter not listed UNITED ARAB EMIRATES CID002601 Gold House of Currency of Brazil (Casa da Moeda do Brazil) BRAZIL CID002605 Gold Korea Zinc Co., Ltd. KOREA, REPUBLIC OF CID002606 Gold Marsam Metals BRAZIL CID002614 Gold Smelter not listed CHINA CID002615 Gold TOO Tau-Ken-Altyn KAZAKHSTAN CID002635 Tin Hongqiao Metals (Kunshan) Co., Ltd. CHINA CID002641 Tungsten China Molybdenum Tungsten Co., Ltd. CHINA CID002644 Tungsten Ganzhou Beseem Ferrotungsten Co., Ltd. CHINA CID002645 Tungsten Ganzhou Haichuang Tungsten Co., Ltd. CHINA CID002647 Tungsten Jiangxi Dayu Longxintai Tungsten Co., Ltd. China CID002649 Tungsten Hydrometallurg, JSC RUSSIAN FEDERATION CID002652 Tungsten Mehra Ferro-Alloys Pvt. Ltd. India CID002659 Tungsten Tungsten Diversified Industries LLC UNITED STATES OF AMERICA CID002696 Tin PT Cipta Persada Mulia INDONESIA CID002703 Tin An Vinh Joint Stock Mineral Processing Company VIET NAM CID002704 Tungsten Avon Specialty Metals Ltd UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND CID002705 Tantalum Avon Specialty Metals Ltd. UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND CID002706 Tin Resind Industria e Comercio Ltda. BRAZIL CID002707 Tantalum Resind Industria e Comercio Ltda. BRAZIL CID002708 Gold Abington Reldan Metals, LLC UNITED STATES OF AMERICA

25 CID002724 Tungsten Unecha Refractory metals plant RUSSIAN FEDERATION CID002739 Gold Hop Hing electroplating factory Zhejiang China CID002743 Gold SuZhou ShenChuang recycling Ltd. CHINA CID002745 Gold Tsai Brother industries CID002750 Gold Shenzhen CuiLu Gold Co., Ltd. CHINA CID002756 Tin Super Ligas BRAZIL CID002757 Tin PT O.M. Indonesia Indonesia CID002760 Gold Albino Mountinho Lda. PORTUGAL CID002761 Gold SAAMP FRANCE CID002762 Gold L'Orfebre S.A. ANDORRA CID002763 Gold 8853 S.p.A. ITALY CID002765 Gold Italpreziosi ITALY CID002772 Tin PT Timah Tbk Indonesia CID002773 Tin Metallo Belgium N.V. BELGIUM CID002774 Tin Metallo Spain S.L.U. SPAIN CID002776 Tin PT Bangka Prima Tin INDONESIA CID002777 Gold SAXONIA Edelmetalle GmbH GERMANY CID002778 Gold WIELAND Edelmetalle GmbH GERMANY CID002779 Gold Ogussa Osterreichische Gold- und Silber- Scheideanstalt GmbH AUSTRIA CID002786 Tin Chofu Works JAPAN CID002809 Tin Arco Alloys UNITED STATES OF AMERICA CID002815 Tungsten South-East Nonferrous Metal Company Limited of Hengyang City China CID002816 Tin PT Sukses Inti Makmur INDONESIA CID002819 Tin Jiangxi Yaosheng Tungsten Co., Ltd. CHINA CID002821 Gold Metahub Industries Sdn. Bhd. MALAYSIA CID002825 Tin An Thai Minerals Co., Ltd. Viet Nam CID002827 Tungsten Philippine Chuangxin Industrial Co., Inc. PHILIPPINES CID002829 Tin PT Kijang Jaya Mandiri Indonesia CID002830 Tungsten Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. CHINA CID002833 Tungsten ACL Metais Eireli BRAZIL CID002834 Tin Thai Nguyen Mining and Metallurgy Co., Ltd. VIET NAM CID002835 Tin PT Menara Cipta Mulia INDONESIA CID002842 Tantalum Jiangxi Tuohong New Raw Material CHINA CID002843 Tungsten Woltech Korea Co., Ltd. KOREA, REPUBLIC OF CID002844 Tin HuiChang Hill Tin Industry Co., Ltd. CHINA

26 CID002845 Tungsten Moliren Ltd. RUSSIAN FEDERATION CID002847 Tantalum PRG Dooel NORTH MACEDONIA CID002848 Tin Smelter not listed CHINA CID002849 Tin Guanyang Guida Nonferrous Metal Smelting Plant CHINA CID002850 Gold AU Traders and Refiners SOUTH AFRICA CID002851 Gold AURA-II United States Of America CID002852 Gold GGC Gujrat Gold Centre Pvt. Ltd. INDIA CID002853 Gold Sai Refinery INDIA CID002854 Gold Smelter not listed ZAMBIA CID002857 Gold Modeltech Sdn Bhd MALAYSIA CID002858 Tin Modeltech Sdn Bhd MALAYSIA CID002859 Tin Gejiu Jinye Mineral Company China CID002861 Tantalum ULVAC Inc. Japan CID002863 Gold Bangalore Refinery INDIA CID002864 Tungsten China National Non Ferrous China CID002865 Gold Kyshtym Copper-Electrolytic Plant ZAO RUSSIAN FEDERATION CID002866 Gold Morris and Watson Gold Coast Australia CID002867 Gold Degussa Sonne / Mond Goldhandel GmbH Germany CID002870 Tin PT Lautan Harmonis Sejahtera INDONESIA CID002872 Gold Pease & Curren UNITED STATES OF AMERICA CID002893 Gold JALAN & Company INDIA CID002899 Gold Smelter not listed UNITED ARAB EMIRATES CID002904 Gold Smelter not listed CHINA CID002914 Gold Rio Tinto Group Australia CID002918 Gold SungEel HiMetal Co., Ltd. KOREA, REPUBLIC OF CID002919 Gold Planta Recuperadora de Metales SpA CHILE CID002920 Gold ABC Refinery Pty Ltd. AUSTRALIA CID002946 Tin Xianghualing Tin Industry Co., Ltd. CHINA CID002973 Gold Safimet S.p.A ITALY CID003013 Tin AURA-II United States of America CID003024 Tin Medeko cast, s.r.o. Slovakia CID003047 Tin KARAS PLATING LTD United Kingdom Of Great Britain And Northern Ireland CID003088 Tantalum AMG Mining Mibra Mine Brazil

27 CID003116 Tin Guangdong Hanhe Non-Ferrous Metal Co., Ltd. CHINA CID003153 Gold State Research Institute Center for Physical Sciences and Technology LITHUANIA CID003154 Tin Da Nang Processing Import and Export Joint Stock VIET NAM CID003159 Tantalum RFH Recycling Metals Co., Ltd. CHINA CID003182 Tungsten Hunan Litian Tungsten Industry Co., Ltd. China CID003186 Gold Gold Coast Refinery GHANA CID003189 Gold NH Recytech Company KOREA, REPUBLIC OF CID003190 Tin Chifeng Dajingzi Tin Industry Co., Ltd. CHINA CID003191 Tantalum Jiujiang Janny New Material Co., Ltd. CHINA CID003195 Gold DS PRETECH Co., Ltd. Korea, Republic Of CID003205 Tin PT Bangka Serumpun INDONESIA CID003208 Tin Pongpipat Company Limited MYANMAR CID003226 Gold Freeport Cobalt Oy FINLAND CID003324 Gold QG Refining, LLC UNITED STATES OF AMERICA CID003325 Tin Tin Technology & Refining UNITED STATES OF AMERICA CID003348 Gold Dijllah Gold Refinery FZC UNITED ARAB EMIRATES CID003356 Tin Dongguan CiEXPO Environmental Engineering Co., Ltd. CHINA CID003379 Tin Ma'anshan Weitai Tin Co., Ltd. CHINA CID003380 Tin Smelter not listed INDONESIA CID003381 Tin PT Rajawali Rimba Perkasa INDONESIA CID003382 Gold CGR Metalloys Pvt Ltd. INDIA CID003383 Gold Sovereign Metals INDIA CID003387 Tin Luna Smelter, Ltd. RWANDA CID003388 Tungsten KGETS Co., Ltd. KOREA, REPUBLIC OF CID003395 Tin OMODEO A. E S. METALLEGHE SRL ITALY CID003396 Tantalum PM Kalco Inc United States Of America CID003397 Tin Yunnan Yunfan Non-ferrous Metals Co., Ltd. CHINA CID003401 Tungsten Fujian Ganmin RareMetal Co., Ltd. CHINA CID003402 Tantalum Smelter not listed UNITED STATES OF AMERICA CID003407 Tungsten Lianyou Metals Co., Ltd. TAIWAN, PROVINCE OF CHINA CID003408 Tungsten JSC "Kirovgrad Hard Alloys Plant" RUSSIAN FEDERATION

28 CID003409 Tin Precious Minerals and Smelting Limited INDIA CID003410 Tin Gejiu City Fuxiang Industry and Trade Co., Ltd. CHINA CID003416 Tungsten NPP Tyazhmetprom LLC RUSSIAN FEDERATION CID003417 Tungsten Hubei Green Tungsten Co., Ltd. CHINA CID003421 Gold C.I Metales Procesados Industriales SAS COLOMBIA CID003424 Gold Eco-System Recycling Co., Ltd. North Plant JAPAN CID003425 Gold Eco-System Recycling Co., Ltd. West Plant JAPAN CID003427 Tungsten Albasteel Industria e Comercio de Ligas Para Fundicao Ltd. BRAZIL CID003448 Tungsten CP Metals Inc. United States of America CID003449 Tin PT Mitra Sukses Globalindo INDONESIA CID003461 Gold Augmont Enterprises Private Limited INDIA CID003463 Gold Kundan Care Products Ltd. INDIA CID003468 Tungsten Cronimet Brasil Ltda BRAZIL CID003474 Tin TRATHO Metal Quimica BRAZIL CID003486 Tin CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda BRAZIL CID003487 Gold Emerald Jewel Industry India Limited (Unit 1) India CID003488 Gold Emerald Jewel Industry India Limited (Unit 2) India CID003489 Gold Emerald Jewel Industry India Limited (Unit 3) India CID003490 Gold Emerald Jewel Industry India Limited (Unit 4) India CID003497 Gold K.A. Rasmussen Norway CID003498 Tantalum V&D New Materials (Jiangsu) Co., Ltd. CHINA CID003500 Gold Alexy Metals UNITED STATES OF AMERICA CID003524 Tin CRM Synergies SPAIN CID003529 Gold Sancus ZFS (L'Orfebre, SA) COLOMBIA CID003540 Gold Sellem Industries Ltd. Mauritania CID003548 Gold MD Overseas India CID003553 Tungsten Artek LLC RUSSIAN FEDERATION CID003557 Gold Metallix Refining Inc. United States Of America CID003575 Gold Metal Concentrators SA (Pty) Ltd. SOUTH AFRICA CID003579 Tin Dragon Silver Holdings Limited CHINA CID003580 Tungsten Ganzhou Sunny Non-Ferrous Metals Co., Ltd. China CID003581 Tin Rian Resources SDN. BHD. MALAYSIA

29 CID003582 Tin Fabrica Auricchio Industria e Comercio Ltda. BRAZIL CID003583 Tantalum RFH Yancheng Jinye New Material Technology Co., Ltd. CHINA CID003609 Tungsten Fujian Xinlu Tungsten Co., Ltd. CHINA CID003612 Tungsten OOO “Technolom” 2 RUSSIAN FEDERATION CID003614 Tungsten OOO “Technolom” 1 RUSSIAN FEDERATION CID003615 Gold WEEEREFINING FRANCE CID003617 Gold Smelter not listed BELGIUM CID003641 Gold Gold by Gold Colombia COLOMBIA CID003662 Tungsten YUDU ANSHENG TUNGSTEN CO., LTD. CHINA CID003663 Gold Dongwu Gold Group CHINA CID003666 Gold Smelter Not Listed United Arab Emirates CID003690 Gold NOBLE METAL SERVICES United States Of America CID003831 Tin DS Myanmar MYANMAR CID003868 Tin PT Putera Sarana Shakti (PT PSS) INDONESIA CID003926 Tantalum 5D Production OU ESTONIA CID003973 Tantalum XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD. CHINA CID003978 Tungsten HANNAE FOR T Co., Ltd. KOREA, REPUBLIC OF CID003993 Tungsten Tungsten Vietnam Joint Stock Company VIET NAM CID004010 Gold Coimpa Industrial LTDA BRAZIL CID004034 Tungsten Nam Viet Cromit Joint Stock Company VIET NAM CID004054 Tantalum PowerX Ltd. RWANDA CID004056 Tungsten MALAMET SMELTING SDN. BHD. Malaysia CID004060 Tungsten DONGKUK INDUSTRIES CO., LTD. KOREA, REPUBLIC OF CID004065 Tin Mining Minerals Resources SARL CONGO, DEMOCRATIC REPUBLIC OF THE CID004068 Tungsten Plansee Composite Materials GmbH GERMANY CID004397 Tungsten Lianyou Resources Co., Ltd. TAIWAN, PROVINCE OF CHINA CID004403 Tin Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD. JAPAN CID004430 Tungsten Shinwon Tungsten (Fujian Shanghang) Co., Ltd. CHINA CID004431 Tantalum CMT Rare Metal Advanced Materials (Hunan) Co., Ltd. CHINA CID004433 Gold KP Sanghvi International Airport INDIA

30 CID004434 Tin Malaysia Smelting Corporation Berhad (Port Klang) MALAYSIA CID004435 Gold SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD. CHINA CID004438 Tungsten Philippine Carreytech Metal Corp. Philippines CID004491 Gold TITAN COMPANY LIMITED, JEWELLERY DIVISION India CID004506 Gold GG Refinery Ltd. TANZANIA CID004604 Gold Impala Refineries – Base Metals Refinery (BMR) SOUTH AFRICA CID004610 Gold Impala Rustenburg SOUTH AFRICA CID004619 Tungsten Kenee Mining Corporation Vietnam VIET NAM CID004692 Tin RIKAYAA GREENTECH PRIVATE LIMITED India CID004697 Gold Attero Recycling Pvt Ltd India CID004704 Gold Inca One (Chala One Plant) PERU CID004705 Gold Inca One (Koricancha Plant) PERU CID004714 Gold Impala Refineries – Platinum Metals Refinery (PMR) SOUTH AFRICA CID004724 Tin Woodcross Smelting Company Limited Uganda CID004754 Tin Global Advanced Metals Greenbushes Pty Ltd. Australia CID004755 Gold Elite Industech Co., Ltd. TAIWAN, PROVINCE OF CHINA CID004796 Tin Longnan Chuangyue Environmental Protection Technology Development Co., Ltd China CID004797 Tungsten Philippine Bonway Manufacturing Industrial Corporation PHILIPPINES CID004813 Tantalum Smelter Not Listed China CID005014 Gold Minera Titán del Perú SRL (MTP) - Belen Plant Peru CID005017 Tungsten LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD Lao People's Democratic Republic

31 APPENDIX B - Countries of Origin Countries of Origin Andorra Madagascar Angola Malaysia Argentina Mali Armenia Mauritania Australia Mexico Austria Mongola Azerbaijan Mongolia Belgium Morocco Bermuda Mozambique Bolivia (Plurinational State of) Myanmar Botswana Nambibia Brazil Namibia Bulgaria Netherlands Burkina Faso New Zealand Burundi Nicaragua Cambodia Niger Canada Nigeria Central African Republic Norway Chile Oman China Panama Colombia Papua New Guinea Congo Peru Cyprus Philippines Democratic Republic olf the Congo Portugal Djibouti Republic of Korea Dominica Russian Federation Dominican Republic Rwanda Ecuador Saudi Arabia Egypt Senegal Eritrea Serbia Estonia Sierra Leone Ethiopia Singapore Fiji Slovakia Finland Solomon Islands France South Africa Georgia South Sudan Germany Spain Ghana Sudan

32 Guatemala Suriname Guinea Sweden Guyana Switzerland Honduras Taiwan Hong Kong Tajikistan Hungary Tanzania India Thailand Indonesia Turkey Ireland Uganda Israel United Arab Emirates Italy United Kingdom Japan United States Kazakhstan Uruguay Kyrgyzstan Uzbekistan Liberia Vietnam Liechtenstein Zambia Lithuania Zimbabwe Luxembourg